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                                                                    EXHIBIT 5

                          [ARNSTEIN & LEHR LETTERHEAD]



                                 March 19, 1996


Cotter & Company
8600 West Bryn Mawr Avenue
Chicago, Illinois 60631-3505

                            Re: Post Effective Amendment No. 1 to Registration Statement on Form S-2 (No. 33-64669)

Gentlemen:

     We refer to the Post Effective Amendment No. 1 to Registration Statement on Form S-2 (No. 33-64669) being filed by Cotter & Company, a Delaware corporation (hereinafter referred to as the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the registration of $30,000,000 principal amount of the Company's Variable Denomination Fixed Rate Redeemable Term Notes (the "Notes").

     The Notes will be issued and sold directly by the Company in the minimum amount of $1,000 and integral multiples thereof for cash. Notes will be sold only to current members of the Company holding Class A Common Stock and their immediate family members, current holders of certain variable denomination fixed rate redeemable term notes of the Company, and current employees of the Company and its subsidiaries.

     Based upon our examination, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. The Company has an authorized capital consisting of 100,000 shares of Class A Common Stock, $100 par value and 2,000,000 shares of Class B Common Stock, $100 par value. As of February 24, 1996, there were 52,220 Class A Common shares issued and outstanding and 1,111,143 Class B Common shares issued and outstanding. All of said shares were legally issued, fully paid and non-assessable as of said date.

     3. The proposed offering of $30,000,000 principal amount of the Notes has been duly authorized and when sold as contemplated the Notes will be duly issued, valid and binding obligations of the Company.
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Cotter & Company
March 19, 1996
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     We hereby consent to the use of this opinion as an exhibit to the
Registration Statement and the related Prospectus as counsel for the Company who have passed upon the legalities of the securities registered thereunder.

                                        Sincerely,



                                        Amstein & Lehr